Exhibit 99.1

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

Guidance Software Reports 2014 Third Quarter Financial Results

•	Revenue of $27.8 million and non-GAAP EPS of ($0.01) per share

•	247 new customers of enterprise products

PASADENA, Calif. – November 6, 2014 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the third quarter 2014.

Third quarter 2014 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $27.8 million, compared to $28.3 million in the third quarter of 2013

•	Product revenue of $9.5 million, a sequential increase of 7% from $8.9 million in the second quarter of 2014 and a slight decrease from $9.7 million in the third quarter of 2013

•	Services and maintenance revenue of $16.7 million, up from $15.9 million in the third quarter of 2013

•	Net loss of $2.6 million, or ($0.10) per share, compared to net loss of $5.0 million, or ($0.19) per share, in the third quarter of 2013

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the Company reported a pre-tax net loss of $0.2 million, or ($0.01) per share, in the third quarter of 2014, compared to a non-GAAP pre-tax net loss of $2.3 million, or ($0.09) per share, in the third quarter of 2013. A reconciliation of GAAP to non-GAAP financial measures is attached to this press release.

Guidance Software Interim Chief Executive Officer and current Chief Financial Officer Barry Plaga said, “The third quarter was disappointing. In particular, our enterprise federal business was down 39%. Despite this decline, we did, however, see areas where our transition strategy from a predominantly forensics and e-discovery business to a more robust cybersecurity offering is working; while forensics and e-discovery had a difficult quarter, we added a significant number of new customers, especially EnCase® Cybersecurity customers during the third quarter. We are on track to achieve our goal of 1,000 new customers in 2014.”

Mr. Plaga continued, “The softness we experienced in the third quarter will impact our expectations for our full year 2014 results. Therefore, we are lowering our revenue guidance to a range of $109 to $110 million and our non-GAAP EPS guidance to a range of $(0.17) - $(0.14) for the full year. In the short term our focus will be on three crucial areas: aligning sales and marketing to drive product revenue growth; launching our new cybersecurity product in 2015, which will be the biggest product release in Guidance’s history; and diligently controlling expenses while working to expand EBITDA margins. Although we certainly have our work cut out for us, I have a very strong team behind me and exceptional offerings to drive Guidance’s further progress.”

Third Quarter 2014 Highlights and Noteworthy Events

•	In the third quarter, the Company added 247 new customers of its enterprise products, comprised of 133 EnCase® Enterprise customers and 114 customers of EnCase® Cybersecurity, EnCase® Analytics and EnCase® eDiscovery.

•	Just following the end of the quarter, the Company announced the availability of the Tableau™ TD2u Forensic Duplicator. Employing Tableau’s fourth-generation advanced duplication technology, the TD2u can image digital storage devices at exceptional speeds. Tableau devices have earned a reputation for speed, reliability, and ease of use.

•	In September, the Company announced a new bundled solution between EnCase® Cybersecurity and HP ArcSight Express. The bundled solution allows organizations to aggregate and correlate multiple event feeds to identify the most critical threats, validate the efficacy of threats, and immediately understand the impact to sensitive data.

•	In early October, we successfully released EnCase Remote Recovery+, a desktop data recovery tool that enables help desk professionals to remotely recover deleted files from anywhere on the network without user disruption.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 10306916, available from 8:00 pm Eastern time, November 6, 2014, through midnight Eastern Time, November 12, 2014.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in endpoint investigation solutions for security incident response and forensic analysis. Its EnCase® Enterprise platform, deployed on an estimated 22 million endpoints, is used by more than 70 percent of the Fortune 100 and more than 45 percent of the Fortune 500, and numerous government agencies, to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase® Enterprise platform are market-leading cybersecurity, IT help desk, and electronic discovery solutions, EnCase® Cybersecurity, EnCase® Analytics, EnCase® Remote Recovery + and EnCase® eDiscovery. They empower organizations to conduct speedy and thorough security incident response, reveal previously hidden advanced persistent threats or malicious insider activity, recover lost files, perform sensitive data discovery for compliance purposes, and respond to litigation discovery requests. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™,Tableau™, Linked Review™ and EnPoint™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back acquisition-related deferred revenue adjustments booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment, realignment expenses and share-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustments booked for GAAP purposes and excludes, realignment expenses, amortization of intangibles and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes realignment expenses, amortization of intangibles, share-based compensation expense,gain on sale of the domain name and the income tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the business; and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Realignment Expenses. Realignment expenses represent one-time severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards, including grants in connection with acquisitions. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Gain on Sale of Domain Name

Gain on sale of domain name is a non-cash gain arising from the sale of a domain name in exchange for certain third party software licenses. Guidance Software excludes the gain on sale of domain name from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such income in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such income occurs infrequently and can vary significantly between periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Product revenue	$9,458	$9,728	$25,207	$24,953
Subscription revenue	1,677	2,711	5,899	8,202
Services and maintenance revenues	16,712	15,875	49,302	49,409

Total revenues	27,847	28,314	80,408	82,564

Cost of revenues:
Cost of product revenue	2,497	2,164	6,135	5,665
Cost of subscription revenue	1,128	1,109	3,580	3,289
Cost of services and maintenance revenues	5,634	6,432	17,194	19,961

Total cost of revenues	9,259	9,705	26,909	28,915

Gross profit	18,588	18,609	53,499	53,649

Operating expenses:
Selling and marketing	9,898	10,494	29,695	30,359
Research and development	5,289	6,771	17,915	21,438
General and administrative	4,134	4,271	12,354	14,155
Depreciation and amortization	1,811	1,983	5,652	5,673

Total operating expenses	21,132	23,519	65,616	71,625

Operating loss	(2,544)	(4,910)	(12,117)	(17,976)
Interest income and other, net	9	9	663	18

Loss before income taxes	(2,535)	(4,901)	(11,454)	(17,958)
Income tax provision	51	67	211	183

Net loss	$(2,586)	$(4,968)	$(11,665)	$(18,141)

Net loss per share - basic	$(0.10)	$(0.19)	$(0.44)	$(0.71)

Net loss per share - diluted	$(0.10)	$(0.19)	$(0.44)	$(0.71)

Shares used in per share calculation - basic	26,977	25,914	26,703	25,713

Shares used in per share calculation - diluted	26,977	25,914	26,703	25,713

Supplemental Financial Data
Non-GAAP loss before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, and amortization of intangibles	$(180)	$(2,305)	$(3,434)	$(10,152)

Non-GAAP loss per share before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, and amortization of intangibles
Basic	$(0.01)	$(0.09)	$(0.13)	$(0.39)
Diluted	$(0.01)	$(0.09)	$(0.13)	$(0.39)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Calculation of pre-tax non-GAAP (loss) income:

GAAP net loss	$(2,586)	$(4,968)	$(11,665)	$(18,141)
Adjustments:
Income tax provision	51	67	211	183
Acquisition-related deferred revenue adjustment	—	—	—	253
Amortization of intangibles	530	577	1,667	1,899
Realignment expense	—	—	1,577	—
Gain on sale of domain name	—	—	(630)	—
Share-based compensation expense (including related payroll taxes paid by the Company)	1,825	2,019	5,406	5,654

Non-GAAP loss before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, amortization of intangibles, and gain on sale of domain name.	$(180)	$(2,305)	$(3,434)	$(10,152)

Non-GAAP loss per share before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, amortization of intangibles, and gain on sale of domain name.

Basic	$(0.01)	$(0.09)	$(0.13)	$(0.39)

Diluted	$(0.01)	$(0.09)	$(0.13)	$(0.39)

Shares used in per share calculations:
Basic	26,977	25,914	26,703	25,713

Diluted	26,977	25,914	26,703	25,713

Detail of Share-based Compensation Expense:
Cost of product revenue	$28	$35	$101	$100
Cost of subscription revenue	24	51	100	141
Cost of services and maintenance revenues	371	368	1,054	1,039
Selling and marketing	384	539	1,296	1,518
Research and development	495	544	1,376	1,479
General and administrative	523	482	1,479	1,377

Total share-based compensation expense	$1,825	$2,019	$5,406	$5,654

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$—	$—	$—	$193
Services and maintenance revenues	—	—	—	60

Total acquisition-related deferred revenue adjustment	$—	$—	$—	$253

Detail of Realignment Expense:
Cost of services and maintenance revenues	$—	$—	$186	$—
Selling and marketing	—	—	468	—
Research and development	—	—	790	—
General and administrative	—	—	133	—

Total realignment expense	$—	$—	$1,577	$—

Detail of Gain on Sale of Domain Name
Interest income and other, net	$—	$—	$630	$—

Total gain on sale of domain name	$—	$—	$630	$—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Total revenues, as reported	$27,847	$28,314	$80,408	$82,564
Acquisition-related deferred revenue adjustment	—	—	—	253

Total non-GAAP revenues	$27,847	$28,314	$80,408	$82,817

Gross profit, as reported	$18,588	$18,609	$53,499	$53,649
Acquisition-related deferred revenue adjustment	—	—	—	253
Realignment expense	—	—	186	—
Share-based compensation	423	454	1,255	1,280

Gross profit adjustment	423	454	1,441	1,533

Total non-GAAP gross profit	19,011	$19,063	$54,940	$55,182

Total operating expenses, as reported	$21,132	$23,519	$65,616	$71,625
Amortization of intangibles	(530)	(577)	(1,667)	(1,899)
Realignment expense	—	—	(1,391)	—
Share-based compensation	(1,402)	(1,565)	(4,151)	(4,374)

Operating expense adjustment	(1,932)	(2,142)	(7,209)	(6,273)

Total non-GAAP operating expenses	$19,200	$21,377	$58,407	$65,352

Operating loss, as reported	$(2,544)	$(4,910)	$(12,117)	$(17,976)
Gross profit adjustment	423	454	1,441	1,533
Operating expense adjustment	1,932	2,142	7,209	6,273

Total non-GAAP operating loss	$(189)	$(2,314)	$(3,467)	$(10,170)

Net loss, as reported	$(2,586)	$(4,968)	$(11,665)	$(18,141)
Gross profit adjustment	423	454	1,441	1,533
Operating expense adjustment	1,932	2,142	7,209	6,273
Income tax provision	51	67	211	183
Gain on sale of domain name	—	—	(630)	—

Total non-GAAP net loss	$(180)	$(2,305)	$(3,434)	$(10,152)

Net loss per share-diluted, as reported	$(0.10)	$(0.19)	$(0.44)	$(0.71)

Non-GAAP net loss per share-diluted	$(0.01)	$(0.09)	$(0.13)	$(0.39)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$15,612	$19,919
Restricted cash	415	—
Trade receivables, net	23,551	19,027
Inventory	2,498	1,928
Prepaid expenses and other current assets	5,301	4,148

Total current assets	47,377	45,022

Long-term assets:
Property and equipment, net	15,448	18,464
Intangible assets, net	8,287	9,953
Goodwill	14,632	14,632
Other assets	1,182	1,160

Total long-term assets	39,549	44,209

Total assets	$86,926	$89,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,350	$5,517
Accrued liabilities	10,071	10,148
Capital lease obligations	76	182
Deferred revenues	39,087	37,316

Total current liabilities	54,584	53,163

Long-term liabilities:
Rent incentives	7,297	7,058
Other long-term liabilities	152	158
Deferred revenues	5,511	4,347
Deferred tax liabilities	533	465

Total long-term liabilities	13,493	12,028

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	108,866	102,392
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(78,563)	(66,898)

Total stockholders’ equity	18,849	24,040

Total liabilities and stockholders’ equity	$86,926	$89,231

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Nine Months Ended
	September 30,
	2014	2013
Operating Activities:
Net loss	$(11,665)	$(18,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	5,652	5,673
Provision for doubtful accounts	—	350
Share-based compensation	5,406	5,654
Gain on sale of domain name	(630)	—
Deferred taxes	69	69
Loss on disposal of assets	84	107
Changes in operating assets and liabilities:
Restricted cash	(415)	—
Trade receivables	(4,524)	1,401
Inventory	(570)	208
Prepaid expenses and other assets	(545)	217
Accounts payable	354	2,680
Accrued liabilities	162	2,620
Deferred revenues	2,936	(2,990)

Net cash used in operating activities	(3,686)	(2,152)

Investing Activities:
Purchase of property and equipment	(1,522)	(11,921)

Net cash used in investing activities	(1,522)	(11,921)

Financing Activities:
Proceeds from the exercise of stock options	1,067	1,456
Common stock repurchased or withheld	—	(2,161)
Principal payments on capital lease and other obligations	(166)	(1,025)

Net cash provided by (used in) financing activities	901	(1,730)

Net decrease in cash and cash equivalents	(4,307)	(15,803)
Cash and cash equivalents, beginning of period	19,919	32,606

Cash and cash equivalents, end of period	$15,612	$16,803